                                                                    Exhibit 10.6







                                 LEASE AGREEMENT

                     LANDLORD: TROLLEY CORNERS PARTNERSHIP,
                               BY ITS MANAGING PARTNER,
                               TROLLCO PROPERTIES, INC.

                       TENANT: SIMMONS MEDIA GROUP, INC

                                                                        THE
                                                                        BOYER
                                                                        COMPANY


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                                TABLE OF CONTENTS

DESCRIPTION                                                                 PAGE

I.       PREMISES                                                              1
         1.1      Description of Premises                                      1
         1.2      Work of Improvement                                          2
         1.3      Construction of Building                                     2
         1.4      Changes to Building                                          2

II.      TERM                                                                  2
         2.1      Length of Term                                               2
         2.2      Commencement Date; Obligation to Pay                         2
         2.3      Construction of Leased Premises                              3
         2.4      Acknowledgment of Commencement Date                          3

III      Basic Rental Payments                                                 3
         3.1      Basic Annual Rent                                            3
         3.2      Additional Monetary Obligations                              3

IV.      ADDITIONAL RENT                                                       4
         4.1      Definitions                                                  4
         4.2      Report of Basic Costs and Statement of Estimated Costs       6
         4.3      Payment of Additional Rent                                   7
         4.4      Resolution of Disagreement                                   7
         4.5      Limitations                                                  7

V.       SECURITY DEPOSIT                                                      8

VI.      USE                                                                   8
         6.1      Use of Leased Premises by Tenant                             8
         6.2      Prohibition of Certain Activities or Uses                    8
         6.3      Affirmative Obligations with Reject to Use                   9
         6.4      Suitability                                                  9
         6.5      Taxes                                                       10

VII.     UTILITIES AND SERVICE                                                10
         7.1      Obligation of Landlord                                      10
         7.2      Tenant's Obligations                                        11
         7.3      Additional Limitations                                      11
         7.4      Limitation on Landlord's Liability                          11


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DESCRIPTION                                                                 PAGE

VIII.    MAINTENANCE AND REPAIRS; ALTERATIONS; ACCESS                         12
         8.1      Maintenance and Repairs by Landlord                         12
         8.2      Maintenance and Repairs by Tenant                           12
         8.3      Alterations                                                 12
         8.4      Landlord's Access to Leased Premises                        13

IX.      ASSIGNMENT AND SUBLETTING                                            13
         9.1      Assignment                                                  13
         9.2      Consent Required                                            13
         9.3      Landlord's Right in Event of Assignment                     14

X.       INDEMNITY                                                            14
         10.1     Indemnification By Tenant                                   14
         10.2     Release of Landlord                                         14
         10.3     Indemnification By Landlord                                 14
         10.4     Release of Tenant                                           15
         10.5     Notice                                                      15
         10.6     Litigation                                                  15

XI.      INSURANCE                                                            15
         11.1     Insurance on Tenant's Personal Property and Fixtures        15
         11.3     Liability Insurance                                         16
         11.4     Waiver of Subrogation                                       16
         11.5     Lender                                                      16

XII.     DESTRUCTION                                                          16

XIII.    CONDEMNATION                                                         17
         13.1     Total Condemnation                                          17
         13.2     Partial Condemnation                                        17
         13.3     Landlord's Option to Terminate                              17
         13.4     Award                                                       17
         13.5     Definition                                                  18

XIV.     RIGHTS TO CURE                                                       18
         14.1     Landlord's General Right to Cure                            18
         14.2     Tenant's General Right to Cure                              18
         14.3     Mechanic's Lien                                             18

XV.      FINANCING; SUBORDINATION                                             19
         15.1     Subordination                                               19
         15.2     Amendment                                                   19
         15.3     Attornment and Non-Disturbance                              19
         15.4     Financial Information                                       19


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DESCRIPTION                                                                 PAGE

XVI.     EVENTS OF DEFAULT; REMEDIES OF LANDLORD                              20
         16.1     Default by Tenant                                           20
         16.2     Remedies                                                    20
         16.3     Past Due Sums; Penalty                                      20

XVII.    PROVISIONS APPLICABLE AT TERMINATION OF LEASE                        21
         17.1     Surrender of Premises                                       21
         17.2     Holding Over                                                21

XVIII.   ATTORNEYS' FEES                                                      21

XIX.     ESTOPPEL CERTIFICATE                                                 21
         19.1     Landlord's Right to Estoppel Certificate                    21
         19.2     Effect of Failure to Provide Estoppel Certificate           22

XX.      COMMON AREAS                                                         22
         20.1     Definition of Common Areas                                  22
         20.2     License to Use Common Areas                                 22
         20.3     Parking                                                     23

XXI.     SIGNS, AWNINGS, AND CANOPIES                                         23

XXII.    MISCELLANEOUS PROVISIONS                                             23
         22.1     No Partnership                                              23
         22.2     Force Majeure                                               23
         22.3     No Waiver                                                   23
         22.4     Notice                                                      23
         22.5     Captions; Attachment; Defined Terms                         24
         22.6     Recording                                                   24
         22.7     Partial Invalidity                                          24
         22.8     Broker's Commissions                                        24
         22.9     Tenant Defined                                              25
         22.10    Provisions Binding, Etc.                                    25
         22.11    Entire Agreement, Etc.                                      25
         22.12    Governing Law                                               25
         22.13    Recourse by Tenant                                          26
         22.14    Choice of Law                                               26
         22.15    First Right of Refusal                                      26
         22.16    Expansion Space                                             26
         22.17    Option to Extend                                            27
         22.18    Satellite Dishes                                            28
         22.19    Option to Terminate                                         28
         22.19    Option to Terminate. Landlord                               28


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DESCRIPTION                                                                 PAGE

SIGNATURES                                                                    29
NOTARIES                                                                 30 & 31

RIDER             Yes         No     X
                      -------    ------------
GUARANTY          Yes         No     X
                                 --------

EXHIBIT "A"       DESCRIPTION OF REAL PROPERTY
EXHIBIT "B"       FLOORPLAN OF LEASED PREMISES
EXHIBIT "C"       WORK LETTER-CONSTRUCTION AND/OR FINISH OF
                  IMPROVEMENTS TO LEASED PREMISES
EXHIBIT "D"       ACKNOWLEDGMENT OF COMMENCEMENT DATE & ESTOPPEL
                  CERTIFICATE.
EXHIBIT "E"       COST TO CONSTRUCT LEASED PREMISES
EXHIBIT "F"       BUILDING STANDARD FINISHES
EXHIBIT "G"       SITE PLAN FOR SATELLITE DISH LOCATION

                                 LEASE AGREEMENT

                             TROLLEY OFFICE BUILDING

     THIS LEASE AGREEMENT (the "Lease") is made and entered into as of this 1st day of August, 1999, by and between TROLLEY CORNERS PARTNERSHIP, A UTAH GENERAL PARTNERSHIP, BY ITS GENERAL PARTNER, TROLLCO PROPERTIES, INC. (the "Landlord"), and SIMMONS MEDIA GROUP, INC., A UTAH CORPORATION (the "Tenant").

     For and in consideration of the rental to be paid by Tenant and of the covenants and agreements herein set forth to be kept and performed by Tenant, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the Leased Premises (as hereafter defined) and certain other areas, rights and privileges for the term, at the rental and subject to and upon all of the terms, covenants and agreements hereinafter set forth.

I. PREMISES

          1.1 Description of Premises. Landlord does hereby demise, lease and let unto Tenant, and Tenant does hereby take and receive from Landlord the following:

          (a) That certain floor area containing approximately 22,273 gross rentable square feet on floors one and two, and basement space (the "Leased Premises") (subject to architectural verification using Landlord's gross inside method of calculation) in the office building (the "Building") located at approximately 515 South 700 East, 1C in Salt Lake City, Utah, on the real property (the "Property") described on Exhibit "A" attached hereto and by this reference incorporated herein. The space occupied by Tenant consists of that certain area crosshatched on Exhibit "B" which is attached hereto and by this reference incorporated herein,

          (b) The non-exclusive right to Tenant's use of the Common Areas (as defined in Section 20.1 below).

          (c) Such non-exclusive rights-of-way, easements and similar rights with respect to the Building and Property as may be reasonably necessary for access to and egress from, the Leased Premises.

          (d) The non-exclusive right to use those areas adjacent and attached to the building designated and suitable for vehicular parking, including non-exclusive right to the use of eighty five (85) parking stalls plus four
     (4) exclusive stalls, to be located at the main entrance for no additional charge except operating costs maintenance as provided for in Section 4 of the Lease.


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


          1.2 Work of Improvement. The obligation of Landlord and Tenant to perform the work and supply the necessary materials and labor to prepare the Leased Premises for occupancy are described in detail on Exhibit "C". Landlord and Tenant shall expend all funds and do all acts required of them as described on Exhibit "C" and shall perform or have the work performed promptly and diligently in a first class and workmanlike manner.

          1.3 Construction of Building. Landlord shall, at its own cost and expense, construct and complete such Building and cause all of the construction which is to be performed by it in completing the Building and performing its work as set forth on Exhibit "C", to be substantially completed, and the Leased Premises ready for Tenant to install its fixtures and equipment and to perform its other work as described on Exhibit "C" as soon as reasonably possible, but in no event later than four (4) months from Landlord's receipt of working drawings. In the event that Landlord's obligation of construction has not been fulfilled upon the expiration of said four (4) month period. Tenant shall have the right to exercise any right or remedy available to it under this Lease, including the right to terminate this Lease; provided that under no circumstances shall Landlord be liable to Tenant resulting from delay in construction.

          1.4 Changes to Building. Landlord hereby reserves the right at any time and from time to time to make changes, alterations or additions to the Building or to the Property as long as the changes do not unduly interfere with Tenants quiet use and enjoyment of the Premises. Further, Landlord will notify Tenant for informational purposes only prior to commencing any major changes/alterations to the building. Tenant shall not, in such event, claim or be allowed any damages for injury or inconvenience occasioned thereby and shall not be entitled to terminate this Lease.

II. TERM

          2.1 Length of Term. The term of this Lease shall be for a period of fifteen (15) years plus the partial calendar month, if any, occurring after the Commencement Date (as hereinafter defined) if the Commencement Date occurs other than on the first day of a calendar month.

          2.2 Commencement Date; Obligation to Pay, The term of this Lease and Tenant's obligation to pay rent hereunder shall commence on the first to occur of the following dates ("Commencement Date"):

          (a) The date Tenant occupies the Leased Premises and conducts business.

          (b) The date ninety (90) days after the Landlord, or Landlord's supervising contractor, notified Tenant in writing that Landlord's construction obligations respecting the Leased Premises have been fulfilled and/or that the Leased Premises are ready for occupancy and/or performance of Tenant's work.

          2.3 Construction of Leased Premises. Landlord shall provide a cost to construct the improvements to the Leased Premises (see Exhibit "E"). Landlord shall itemize each part of the construct/on and its associated cost. Landlord shall pay for $$380,000.00 of the costs listed and Tenant shall be obligated for the remaining costs shown on Exhibit "E". Landlord shall be obligated to pay for any increase in the actual cost of construction over and above the construction costs shown on Exhibit "E", unless such increase shall be the result of a requested change or upgrade of the floorplan (Exhibit "B"), initiated by the Tenant, his agents or assigns. Any special decorator items, equipment, furniture or furnishings not designated on Exhibit "E", as well as changes initiated by the Tenant to the floorplan (Exhibit "B"), shall be the sole cost of Tenant.

     The Construction of Leased Premises as designated in this section 2.3, in Exhibit "C", and Exhibit "E", shall be in accordance with the Building standard finishes described in Exhibit "F".

          2.4 Acknowledgment of Commencement Date. Landlord and Tenant shall execute a written acknowledgment of the Commencement Date in the form attached hereto as Exhibit "D".

III. BASIC RENTAL PAYMENTS

          3.1 Basic Annual Rent. Tenant agrees to pay to Landlord as basic annual rent (the "Basic Annual Rent") at such place as Landlord may designate, without prior demand therefore and without any deduction or set off whatsoever, the sum of Two Hundred Sixty Five Forty Eight and 70/100 Dollars ($265,048.70). Said Basic Annual Rent shall be due and payable in twelve (12) equal monthly installments to be paid in advance on or before the first day of each calendar month during the term of the Lease. The Basic Annual Rent shall escalate at the beginning of the 2nd year and every year thereafter by a rate of two percent (2%). Simultaneously with the execution hereof, Tenant has paid to Landlord the first month's rent, receipt whereof is hereby acknowledged, subject to collection, however, if made by cheek. In the event the Commencement Date occurs on a day other than the first day of a calendar month, then rent shall be paid on the Commencement Date for the initial fractional calendar month prorated on a per-diem basis (based upon a thirty (30) day month).

          3.2 Additional Monetary Obligations. Tenant shall also pay as rental (in addition to the Basic Annual Rent) all other sums of money as shall become due and payable by Tenant to Landlord under this Lease. Landlord shall have the same remedies in the case of a default in the payment of said other sums of money as are available to Landlord in the case of a default in the payment of one or more installments of Basic Annual Rent.

IV. ADDITIONAL RENT

          4.1 Definitions. It is the intent of both parties that the Basic Annual Rent herein specified shall be absolutely net to the Landlord throughout the term of this Lease, and that all costs, expenses and obligations relating to the Building, Property and/or Leased Premises which may arise or become due during the term shall be paid by Tenant in the manner hereafter provided.

          For purposes of this Part IV and the Lease in general, the following words and phrases shall have the meanings set forth below:

          (a) "Basic Costs" shall mean all actual costs and expenses incurred by Landlord in connection with the ownership, operation, management and maintenance of the Building and Property and related improvements located thereon (the "Improvements"), including, but not limited to, all expenses incurred by Landlord as a result of Landlord's compliance with any and all of its obligations under this Lease (or under similar leases with other tenants) other than the performance by Landlord of its work under Section
     2.3 of this Lease or similar provisions of leases with other tenants, in explanation of the foregoing, and not in limitation thereof, Basic Costs shall include: all real and personal property taxes and assessments (whether general or special, known or unknown, foreseen or unforeseen) and any tax or assessment levied or charged in lieu thereof, whether assessed against Landlord and/or Tenant and whether collected from Landlord and/or Tenant; snow removal, trash removal, common area utilities, cost of equipment or devices used to conserve or monitor energy consumption, supplies, insurance, license, permit and inspection fees, cost of services of independent contractors, cost of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with day-to-day operation, maintenance, repair, and replacement of the Building, its equipment and the adjacent walk and landscaped area (including, but not limited to janitorial, scavenger, gardening, security, parking, elevator, painting, plumbing, electrical, mechanical, carpentry, window washing, structural and roof repairs and reserves, signing and advertising), but excluding persons performing services not uniformly available to or performed for substantially all Building tenants; and rental expense or a reasonable allowance for depreciation of personal property used in the maintenance, operation and repair of the Building.

          The foregoing notwithstanding, Basic Costs shall not include depreciation on the Building and Improvement,; amounts paid toward principal or interest of loans of Landlord; "Direct Costs" as defined in
     Section 4.1(b) below; costs of alterations or improvements to the Premises or the premises of other tenants; costs of correcting defects in or inadequacy of the initial design or construction of the Building; legal fees, space planners' fees, real estate brokers' leasing commissions, and advertising expenses incurred in connection with the original development or original leasing of the Building or future leasing of the Building;

     costs for which Landlord is reimbursed by any tenant or occupant of the Building or by insurance by its carrier or any tenant's carrier or by anyone else; any bad debt loss, rent loss, or reserves for bad debts or rent loss; costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Building; the wages and benefits of any employee who does not devote substantially all of his or her time to the Building; fines, penalties, and interest; amounts paid as ground rental by Landlord; wages and fees incurred in connection with the ownership, management and operation of the parking structure; handicap or other subsequent government code regulations; capital expenditures to comply with applicable laws, including costs arising from the presence of hazardous materials or substances in or about the Building, or the site upon which the Building is situated, including, without limitation, hazardous substances in the ground water or soil; costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building; costs incurred by Landlord for alterations which are considered capital improvements and replacements under generally accepted accounting principles, consistently applied; overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in the Building to the extent the same exceeds the costs of such services rendered by unaffiliated third parties on a competitive basis; all items and services for which Tenant or any other tenant in the Building reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement; costs arising from Landlords' political or charitable contributions; costs arising from latent defects in the Base Building or shell or core of the Building or improvements installed by Landlord or repair thereof.

          (b) "Direct Costs" shall mean all actual costs and expenses incurred by Landlord in connection with the operation, management, maintenance, replacement, and repair of tenants' premises, including but not limited to janitorial services, maintenance, repairs, supplies, utilities, heating, ventilation, air conditioning, and property management fees, which property management fees shall be equal to a percentage of the sum of Tenant's Basic Annual Rent and Estimated Costs, including electricity charges if separately metered which percentage shall not exceed four percent (4%). Tenant shall pay its share of Direct Costs of the Building. The amount of Tenant's Direct Costs shall be obtained by multiplying the expenses in question by a fraction, the numerator of which shall be the gross testable square footage of the premises, and the denominator of which shall be the average gross rentable square feet leased and occupied by tenants of the Building during any given year in which the Direct Costs are then being calculated.

          Landlord may cause meters to be installed to measure actual electrical and ventilation/air conditioning usage by Tenant. If such meters are installed, Tenant shall pay Landlord monthly, as additional rent, the estimated costs of such metered electrical and ventilation/air conditioning usage. At least annually, Landlord shall reconcile the estimated costs of these metered services and shall show the actual costs and shall apply any appropriate credits or debits from the previous year's actual usage. All such billings will be computed at the actual kilowatt hourly rate billed to the Landlord by the public utility companies for each respective period, including taxes. The costs of ventilation/air conditioning usage by Tenant shall be equitably apportioned among all building tenants according to usage. Tenant shall promptly pay to Landlord the amount due on each monthly billing received for and throughout the term of the Lease.

          (c) "Estimated Coats" shall mean the projected amount of Tenant's Direct Costs and Tenant's Proportionate Share of Basic Costs, excluding the costs of electricity and ventilation/air conditioning provided to Tenant's Leased Premises, if separately metered. The Estimated Costs for the calendar year in which the Lease commences are $89,092.00 (X) excluding ( ) including the costs of electricity and ventilation/air conditioning to the Tenant's Leased Premises, and are not included in the Basic Annual Rent. If the Estimated Costs as of the date Tenant takes occupancy are greater than Tenant's Estimated Costs at the time this Lease is executed, the Estimated Costs shall be increased to equal the Estimated Costs as of the date of Tenant's occupancy.

          (d) "Tenant's Proportionate Share of Basic Costs" shall mean the percentage derived from the fraction, the numerator of which is the gross rentable square footage of the Leased Premises (22,273), the denominator of which is the gross rentable square footage of the Building (88,807). In this Lease, Tenant's pro-rata share initially is 25%, subject to increase or decrease due to increases or decreases in the gross rentable square footage of the Leased Premises and/or the Building.

          4.2 Report of Basic Costs and Statement of Estimated Costs.

          (a) Within ninety (90) days after the expiration of each calendar year occurring during the term of this Lease, Landlord shall furnish Tenant a written statement of the Tenant's Proportionate Share of Basic Costs and the Tenant's Direct Costs occurring during the previous calendar year. The written statement shall specify the amount by which Tenant's Direct Costs and Proportionate Share of Basic Costs exceeds or is less than the amounts paid by Tenant during the previous calendar year pursuant to Section 4.3(b) below.

          (b) At the same time specified in Section 4.2(a) above, Landlord shall furnish Tenant a written statement of the Estimated Cost for the then current calendar year.

          4.3 Payment of Additional Rent. Tenant shall pay as additional rent ("Additional Rent") Tenant's Direct Costs and Tenant's Proportionate Share of Basic Costs. The Additional Rent shall be paid as follows:

          (a) With each monthly payment of Basic Annual Rent due pursuant to
     Section 3.1 above, Tenant shall pay to Landlord, without offset or deduction, one twelfth (1/12th) of the Estimated Costs as defined Section 4.1(c).

          (b) Within thirty (30) days after delivery of the written statement referred to in section 4.2(a) above, Tenant shall pay to Landlord the amount by which Tenant's Direct Costs and Proportionate Share of Basic Costs, as specified in such written statements, exceed the aggregate of Estimated Costs actually paid by Tenant for the year at issue. Payments by Tenant shall be made pursuant to this Section 4.3(b) notwithstanding that a statement pursuant to Section 4.2(a) is furnished to Tenant after the expiration of the term of this Lease.

          (c) If the annual statement of costs indicates that the Estimated Costs paid by Tenant pursuant to Section 4.3(a) above for any year exceeded Tenant's Direct Costs and Tenant's Proportionate Share of Basic Costs for the same year, upon such determination, Landlord, at its election, shall either (i) promptly pay the amount of such excess to Tenant, or (ii) apply such excess against the next installment of Basic Annual Rental or Additional Rent due hereunder.

          4.4 Resolution of Disagreement. Every statement given by Landlord pursuant to Section 4.2 shall be conclusive and binding upon Tenant unless within sixty (60) days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness thereof, specifying the particular respects in which the statement is claimed to be incorrect. If such dispute shall not have been settled by agreement, the parties hereto shall submit the dispute to arbitration within ninety (90) days after Tenant's receipt of such statement. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within, thirty (30) days after receipt of such statement, pay Additional Rent in accordance with Landlord's statement, and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay Tenant the amount of Tenant's overpayment of rents resulting from compliance with Landlord's statement Landlord agrees to grant Tenant reasonable access to Landlord's books and records for the purpose of verifying operating expenses incurred by Landlord.

          4.5 Limitations. Nothing contained in this Part IV shall be construed at any time so as to reduce the monthly installments of Basic Annual Rent payable hereunder below the amount set forth in Section 3.1 of this Lease.

V. SECURITY DEPOSIT

     Intentionally deleted.

VI. USE

          6.1 Use of Leased Premises by Tenant. The Leased Premises shall be used and occupied by Tenant for general office purposes, radio broadcasting, communications, advertising, and ancillary purposes only and for no other purpose whatsoever without the prior written consent of Landlord. For purposes of use of Premises, Tenant includes all subsidiaries and affiliates of Tenant.

          6.2 Prohibition of Certain Activities or Uses.

          (a) The Tenant shall not do or permit anything to be done in or about, or bring or keep anything in the Leased Premises which is prohibited by this Lease or will, in any way or to any extent:

               (i) Adversely affect any fire, liability or other insurance policy carried with respect to the Building, the Improvements or any of the contents of the Building (except with Landlord's express written permission, which will not be unreasonably withheld, but which may be contingent upon Tenant's agreement to bear any additional costs, expenses or liability for risk that may be involved).

               (ii) Obstruct or interfere with any right of any other tenant or occupant of the Building or injure or annoy such persons;

               (iii) Conflict with or violate any law, statute, ordinance, rule. regulation or requirement of any governmental unit, agency or authority (whether existing or enacted as promulgated in the future, known or unknown, foreseen or unforeseen).

               (iv) Adversely overload the floors or otherwise damage the structural soundness of the Leased Premises or Building, or any part thereof (except with Landlord's express written permission, which will not be reasonably withheld, but which may be contingent upon Tenant's agreement to bear any additional costs, expenses or liability for risk that may be involved).

          (b) The Landlord shall not do or permit anything to be done in or about, or bring or keep anything in the Building which will in any way or to any extent:

               (i) Adversely affect any fire, liability or other insurance policy carried with respect to the Leased premises, the Improvements or any of the contents of the Leased Premises.

               (ii) Obstruct or interfere with any right of Tenant or injure or annoy Tenant, its employees and invitees.

               (iii) Conflict with or violate any law, statute, ordinance, rule, regulation or requirement of any governmental unit, agency or authority (whether existing or enacted as promulgated in the future, known or unknown, foreseen or unforeseen).

               (iv) Adversely overload the floors or otherwise damage the structural soundness of the Building, or any part thereof.

          6.3 Affirmative Obligations with Respect to Use.

          (a) Tenant and Landlord will comply with all governmental laws, ordinances, regulations, and requirements, now in force or which hereafter may be in force, of any lawful governmental body or authorities having jurisdiction over the Leased Premises and Building respectively, will keep the Leased Premises and Building respectively and every part thereof in a clean, neat, and orderly condition, of objectionable noise, odors, or nuisances, will in all respects and at all times fully comply with all health and policy regulations, and will not suffer, permit, or commit any waste.

          (b) At all times during the term hereof, Tenant shall, at Tenant's sole cost and expense, comply with all statutes, ordinances, laws, orders, rules, regulations and requirements of all applicable federal, state, county, municipal and other agencies or authorities, now in effect or which may hereafter become effective, which shall impose any duty upon Landlord or Tenant with respect to the use, occupation or alterations of the Leased Premises (including, without limitation, all applicable requirements of the Americans with Disabilities Act of 1990 and all other applicable laws relating to people with disabilities, and all rules and regulations which may be promulgated thereunder from time to time and whether relating to barrier removal, providing auxiliary aids and services or otherwise) and upon request of Landlord shall deliver evidence thereof to Landlord.

          6.4 Suitability. Tenant acknowledges that except as expressly set forth in this Lease, neither Landlord nor any other person has made any representation or warranty with respect to the Leased Premises or any other portion of the Building, and that no representation has been made or relied on with respect to the suitability of the Leased premises or any other portion of the Building or Improvements for the conduct of Tenant's business. The Leased Premises, Building and Improvements (and each and every part thereof) shall be deemed to be in satisfactory condition unless, with sixty (60) days after the Commencement Date, Tenant shall give Landlord written notice specifying, in reasonable detail, the respects in which the Leased Premises, Building or Improvements are not in satisfactory condition. Notwithstanding the foregoing, Landlord shall at Landlords sole cost and expense, comply with all statutes, ordinances, laws, orders, rules, regulations and requirements of all federal, state, county, municipal and other agencies, now in effect or which may be hereafter enacted which affect the Building generally.

          6.5 Taxes. Tenant shall pay all taxes, assessments, charges, and fees which during the term hereof may be imposed, assessed or levied by any governmental or public authority against or upon Tenant's use of the Leased Premises or any personal property or fixture kept or installed therein by Tenant and on the value of leasehold improvements to the extent that the same exceed Building allowances.

VII. UTILITIES AND SERVICE

          7.1 Obligation of Landlord. During the term of this Lease the Landlord agrees to cause to be furnished (a) to the general office portion of the Leased Premises during customary business hours (7:00 a.m. to 10:00 p.m. Monday through Saturday, and (b) to the radio/studio portion of the Leased Premises 24 hours per day, 7 days per week, and during generally recognized business days, the following utilities and services, the cost and expense of which shall be included in Basic and/or Direct Costs:

          (a) Electricity, water, gas and sewer service.

          (b) Telephone connection, but not including telephone stations and equipment (it being expressly understood and agreed that Tenant shall be responsible for the ordering and installation of telephone lines and equipment which pertain to the Leased Premises).

          (c) Heat and air-conditioning to such extent and to such levels as, in Landlord's judgment, is reasonably required for the comfortable use and occupancy of the Leased Premises subject however to any limitations imposed by any government agency. The parties agree and understand that the above heat and air conditioning will be provided Monday through Saturday from 7:00 a.m. to 10:00 p.m., and 24 hours per day, seven days per week to the radio/studio portion of the Leased Premises and in conformity with the specifications contained in Section H on Exhibit "F".

          (d) Janitorial service.

          (e) Security (including the lighting of common halls, stairways, entries and restrooms) to such extent as is usual and customary in similar buildings in Salt Lake County, Utah.

          (f) Snow removal service.

          (g) Landscaping and groundskeeping service.

          (h) Elevator service.

          7.2 Tenant's Obligations. Tenant shall arrange for and shall pay the entire cost and expense of an telephone stations, equipment and use charges, electric light bulbs (but not fluorescent bulbs used in fixtures originally installed in the Leased Premises) and all other materials and services not expressly required to be provided and paid for pursuant to the provisions of Section 7.1 above.

          7.3 Additional Limitations:

          (a) Tenant will not, without the written consent of Landlord, which consent shall not be unreasonably withheld, use any apparatus or device on the Leased Premises (including but without limitation thereto, electronic data processing machines, punch card machines or machines using current in excess of 110 volts) which will in any way or to any extent increase the amount of electricity or water usually furnished or supplied for use on the Leased Premises for the use designated in Section 6.1 above, nor connect with electrical current, except through existing electrical outlets in the Leased Premises, or water pipes, any apparatus or device, for the purposes of using electric current or water.

          (b) If Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Leased Premises, or for purposes other than those designated in Section 6.1 above, Tenant shall first procure the consent of Landlord for the use thereof, which consent Landlord may refuse and/or Landlord may cause a water meter or electric current meter to be installed in the Leased Premises, so as to measure the amount of water and/or electric current consumed for any such use. The cost of such meters and of installation maintenance, and repair thereof shall be paid for by Tenant and Tenant agrees to pay Landlord promptly upon demand by Landlord for all such water and electric current consumed as shown by said meters, at the rates charged for such service by the City in which the Building is located or the local public utility, as the case may be, furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed.

          (c) If and where heat generating machines devices are used in the Leased Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install additional or supplementary air conditioning units for the Leased Premises, and the entire cost of installing, operating, maintaining and repairing the same shall be paid by Tenant to Landlord promptly after demand by Landlord.

          7.4 Limitation on Landlord's Liability. Landlord shall not be liable for and Tenant shall not be entitled to terminate this Lease or to effectuate any abatement or reduction of rent by reason of Landlord's failure to provide or furnish any of the foregoing utilities or services if such failure was reasonably beyond the control of Landlord. In no event shall Landlord be liable for loss or injury to persons or property, however, arising or occurring in connection with or atttributable to any failure to furnish such utilities or services even if within the control of Landlord unless such loss or injury was caused by Landlord's negligence.

VIII. MAINTENANCE AND REPAIRS; ALTERATIONS; ACCESS

          8.1 Maintenance and Repairs by Landlord. Landlord shall maintain in good order, condition and repair the Building and Improvements except the Leased Premises and those other portions of the Building leased, rented or otherwise occupied by persons not affiliated with the Landlord. Landlord shall supply normal janitorial and cleaning services reasonably required to keep the Leased Premises and the Building and Improvements in a clean, sanitary and orderly condition, the cost and expense of which shall be included in Direct and/or Basic Costs.

          8.2 Maintenance and Repairs by Tenant. Tenant, at Tenant's sole cost and expense and without prior demand being made, shall maintain the Leased Premises in good order, condition and repair, and will be responsible for the painting, carpeting or other interior design work of the Leased Premises beyond the initial construction phase as specified in Section 2.3 and Exhibit "C" and "E" of the Lease and shall maintain all equipment and fixtures installed by Tenant. If repainting or recarpeting is required and authorized by Tenant, the cost for such are the sole obligation of Tenant and shall be paid for by Tenant immediately following the performance of said work and a presentation of an invoice for payment.

          8.3 Alterations. Except as set forth on Exhibit "C" attached hereto, Tenant shall not make or cause to be made any alterations, additions or improvements or install or cause to be installed any fixtures, signs, floor coverings, interior or exterior lighting, plumbing fixtures, or shades or awnings, or make any other changes to the Leased Premises without first obtaining Landlord's written approval, which approval shall not be unreasonably withheld, Tenant shall present to the Landlord plans and specifications for such work at the time approval is sought. In the event Landlord consents to the making of any alterations, additions, or improvements to the Leased Premises by Tenant, the same shall be made by Tenant at Tenant's sole cost and expense. All such work with respect to any alterations, additions, and changes shall be done in a good and workmanlike manner and diligently prosecuted to completion such that, except as absolutely necessary during the course of such work, the Leased Premises shall at all times be a complete operating unit. Any such alterations, additions, or changes shall be performed and done strictly in accordance with all laws and ordinances relating thereto. In performing the Work or any such alterations, additions, or changes, Tenant shall have the same performed in such a manner as not to obstruct access to any portion of the Building. Any alterations, additions, or improvements to or of the Leased Premises, including, but not limited to, wallcovering, paneling, and built-in cabinet work, but excepting movable furniture and equipment, shall at once become a part of the realty and shall be surrendered with the Leased Premises unless Landlord otherwise elects at the end of the term hereof.

          8.4 Landlord's Access to Leased Premises. Landlord shall have the right to place, maintain, and repair all utility equipment of any kind in, upon, and under the Leased Premises as may be necessary for the servicing of the Leased Premises and other portion of the Building. Landlord shall upon providing adequate notice to Tenant, also have the right to enter the Leased Premises at all times to inspect or to exhibit the same to prospective purchasers, mortgagees, tenants, and lessees, and to make such repairs, additions, alterations, or improvements as Landlord may deem desirable. Landlord shall be allowed to take all material upon said Leased Premises that may be required therefor without the same constituting an actual or constructive eviction of Tenant in whole or in part and the rents reserved herein shall in no wise abate while said work is in progress by reason of loss or interruption of Tenant's business or otherwise, and Tenant shall have no claim for damages unless Landlord adversely and materially interferes with Tenant's quiet enjoyment of the Leased Premises. During the three (3) months prior to expiration of this Lease or of any renewal term, Landlord may place upon the Leased Premises "For Lease" or "For Sale" signs which Tenant shall permit to remain thereon.

IX. ASSIGNMENT AND SUBLETTING

          9.1 Assignment. Tenant shall have the right to transfer, assign, mortgage, or hypothecate this Lease, in whole or in part, or permit the use of the Leased Premises by any person or persons other than Tenant, or sublet the Leased Premises, or any part thereof, but subject to the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, provided sufficient information is provided to Landlord to accurately represent the financial condition of those to whom this Lease will be transferred, assigned, mortgaged, or hypothecated. Any such prohibition against assigning or subletting shall include any assignment or subletting by operation of law. Any transfer of this Lease from the Tenant by merger, consolidation, transfer of assets, or liquidation shall constitute an assignment for purposes of this Lease. In the event that Tenant hereunder is a corporation, an unincorporated association, a partnership, or another entity, the transfer, assignment, or hypothecation of any stock or interest in such corporation, association, partnership, or other entity in the aggregate in excess of forty-nine percent (49%) shall be deemed an assignment within the meaning of this Section Tenant shall be granted the right to sublet subject to approval from Landlord which approval shall not be unreasonably withheld. Notwithstanding anything herein to the contrary, Tenant may assign its rights without Landlord's consent to any subsidiary, member or affiliate whose net worth immediately after such transaction is at least as much as Tenant's net worth immediately prior to the transaction.

          9.2 Consent Required:

          (a) Any assignment or subletting without Landlord's consent shall be void, and shall constitute a default hereunder which, at the option of Landlord, shall result in the termination of this Lease or exercise of Landlord's other remedies hereunder, Consent to any assignment or subletting shall not operate as a waiver of the necessity for consent to any subsequent assignment or subletting, and the terms of such consent shall be binding upon any person holding by, under, or through Tenant.

          (b) Landlord shall have no obligation to consent to the proposed sublease or assignment if the proposed sublessee or assignee or its business is or may be subject to compliance with additional requirements of the law, including any related rules or regulations, commonly known as the "Americans with Disabilities Act of 1990" or similar state or local laws relating to persons with disabilities beyond those requirements which are applicable to the tenant desiring to so sublease or assign.

          9.3 Landlord's Right in Event of Assignment. If this Lease is assigned or if the Leased Premises or any portion thereof are sublet or occupied by any person other than the Tenant, Landlord may collect rent and other charges from such assignee or other party, and apply the amount collected to the rent and other charges reserved hereunder, but such collection shall not constitute concern or waiver of the necessity of consent to such assignment, subleasing, or other transfer, nor shall such collection constitute the recognition of such assignee, sublessee, or other party as the Tenant hereunder or a release of Tenant from the further performance of all of the covenants and obligations, including obligation to pay rent, of Tenant herein contained. In the event that Landlord shall consent to a sublease or assignment hereunder, Tenant shall pay to Landlord reasonable fees, not to exceed $100.00, incurred in connection with processing of documents necessary to the giving of such consent.

X. INDEMNITY

          10.1 Indemnification By Tenant. Tenant shall defend and indemnify Landlord and save Landlord harmless from and against any and all suits, actions, damage and claims, liability and expense in connection with loss of life, bodily or personal injury, or property damage arising from or out of any occurrence in, upon, at or from the Leased Premises. or occasioned wholly or in part by any act or omission of Tenant or its agents, contractors, employees, servants, invitees, licensees or concessionaires. All insurance policies carried by Tenant and/or Landlord shall include a waiver of subrogation endorsement which specifies that the insurance carrier(s) will waive any right of subrogation against Tenant and/or Landlord arising out of any insurance claim.

          10.2 Release of Landlord. Landlord shall not be responsible or liable at any time for any loss or damage to Tenant's personal property or to Tenant's business, including any loss or damage to either the person or property of Tenant that may be occasioned by or through the acts or omissions of persons occupying adjacent, connecting, or adjoining space. Tenant shall store its property in and shall use and enjoy the Leased Premises and all other portions of the Building and Improvements at its own risk, and hereby releases Landlord, to the full extent pertained by law, from all claims of every kind resulting in loss of life, personal or bodily injury, or property damage.

          10.3 Indemnification By Landlord. Landlord shall defend and indemnity Tenant and save Tenant harmless from and against any and all suits, actions, damage and claims, liability and expense in connection with loss of life, bodily or personal injury, or property damage arising from or out of any occurrence in, upon, at or from the Building, or occasioned wholly or in part by any act or omission of Tenant or its agents, contractors, employees, servants, invitees, licensees or concessionaires. All insurance policies carried by Tenant and/or Landlord shall include a waiver of subrogation endorsement which specifies that the insurance carrier(s) will waive any right of subrogation against Tenant and/or Landlord arising out of any insurance claim.

          10.4 Release of Tenant. Tenant shall not be responsible or liable at any time for any loss or damage to Landlord's personal property or to Landlord's business, including any loss or damage to either the person or property of Landlord that may be occasioned by or through the acts or omissions of Landlord.

          10.5 Notice. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Leased Premises or in the Building of which the Leased Premises are a part or of defects therein or in any fixtures or equipment.

          10.6 Litigation. In case Landlord, or Tenant, as the case may be, without fault on its part, shall be made a party to any litigation commenced by or against Tenant or Landlord, as the case may be, then the party joined without fault shall be protected and held harmless by the other party, and such other party shall pay all costs, expenses, and reasonable attorneys' fees incurred by the joined party without fault.

XI. INSURANCE

          11.1 Insurance on Tenant's Personal Property and Fixtures. At all times during the term of Lease, Tenant shall keep in force at its sole cost and expense, hazardous insurance with special causes of loss including theft coverage, insuring against fire and extended coverage risks (including vandalism and malicious mischief) in companies acceptable to Landlord, equal to the replacement cost of Tenant's fixtures, furnishings, equipment, and contents upon the Leased Premises and all improvements or additions made by Tenant to the Leased Premises. The Landlord shall be as a loss payer on all such policies.

          11.2 Property Coverage. Landlord shall obtain and maintain in force "All Risk" insurance, including vandalism and malicious mischief, required to cover any loss or destruction that the Leased Premises herein may experience during the Lease period and any extension thereof, and including, at Landlord's discretion, flood and earthquake coverage if commercially available at reasonable rates. Such insurance shall also include coverage against loss of rents. Tenant shall pay Landlord, as a separate consideration, all reasonable costs to purchase the insurance called for in this paragraph on the Leased Premises.

          11.3 Liability Insurance. Tenant shall, during the entire term hereof, keep in full force effect a policy of public liability and property damage insurance with respect to the Leased Premises and the business operated by Tenant in the Leased Premises, with a combined single limit for personal or bodily injury and property damage of not less than $1,000,000.00. The policy shall name Landlord, any person, firms, or corporations designated by Landlord and Tenant as insurance and shall contain a clause that the insurer will not cancel or materially change the Insurance pertaining to the Leased Premises without first giving Landlord ten (10) days' written notice. Tenant shall at all times dining the term hereof provide Landlord with evidence of current insurance coverage. All public liability, property damage, and other liability policies shall be written as primary policies, not contributing with coverage which Landlord may carry. All such policies shall contain a provision that Landlord, although named as an insured, shall nevertheless be entitled to recover under said policies for any loss occasioned to it, its servants, agents, and employees by reason of the negligence of Tenant. All such insurance shall specifically Insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons or injury or damage to property contained in Part X.

          11.4 Waiver of Subrogation. Landlord and Tenant waive all rights to recover against each other, against any other tenant or occupant of the Building and against the officers, directors, shareholders, partners, joint venturers, employees, agents, customer, invitees or business visitors of each other or of any other tenant or occupant of the Building, for any loss or damage arising from any cause covered by any insurance carried by the waiving party, to the extent that such loss or damage is actually covered.

          11.5 Lender. Any mortgage lender interest in any part of the Building or Improvements may, at Landlord's option, be afforded coverage under any policy required to be secured by Tenant hereunder, by use of a mortgagee's endorsement to the policy concerned.

XII. DESTRUCTION

     If the Leased Premises shall be partially damaged by any casualty insured against under any insurance policy maintained by Landlord. Landlord shall, upon receipt of the insurance proceeds, repair the Leased Premises and until repair is complete the Basic Annual Rent and Additional Rent shall be abated proportionately as to that portion of the Leased Premises rendered untenantable. Notwithstanding the foregoing, if: (a) the Leased Premises by reason of such occurrence are rendered wholly untenantable, or (b) the Leased Premises should be damaged as a result of a risk which is not covered by insurance, or (c) the Leased Premises should be damaged in whole or in part during the last six (6) months of the term or of any renewal hereof, or (d) the Leased Premises or the Building (whether the Leased Premises are damaged or not) should be damaged to the extent of fifty percent (50%) or more of the then-monetary value thereof, then and in any such events, Landlord may either elect to repair the damage or may cancel this Lease by notice of cancellation within ninety (90) days after such event and thereupon this Lease shall expire, and Tenant shall vacate and surrender the Leased Premises to Landlord. Tenant's liability for rent upon the termination of this Lease shall cease as of the day following Landlord's giving notice of cancellation. In the event Landlord elects to repair any damage, any abatement of rent shall end five (5) days after notice by Landlord to Tenant that the Leased Premises have bean repaired. If the damage is caused by the willful acts of Tenant or its employees, agents, invitees, or concessionaires, there shall be no abatement of rent. Unless this Lease is terminated by Landlord, Tenant shall repair and refixture the interior of the Leased Premises in a manner and in at least a condition equal to that existing prior to the destruction or casualty and the proceeds of all insurance carried by Tenant on its property and fixtures shall be held in trust by Tenant for the purpose of said repair and replacement.

XIII. CONDEMNATION

          13.1 Total Condemnation. If the whole of the Leased Premises shall be acquired or taken by condemnation proceeding, then this Lease shall cease and terminate as of the earlier of (i) date of title vesting in such proceeding, or (ii) vacation by Tenant if an order or stipulated agreement of condemnation has been entered.

          13.2 Partial Condemnation. If any part of the Leased Premises shall be taken as aforesaid, and such partial taking shall render that portion not so taken unsuitable for the business of Tenant, them this Lease shall cease and terminate as aforesaid. If such partial taking is not extensive enough to render the Leased Premises unsuitable for the business of Tenant, then this Lease shall continue in effect except that the Basic Annual Rent and Additional Rent shall be reduced in the same proportion that the portion of the Leased Premises (including basement, if any) taken bears to the total area initially demised and Landlord shall, upon receipt of the award in condemnation, make all necessary repairs or alterations to the Building in which the Leased Premises are located, provided that Landlord shall not be required to expend for such work an amount in excess of the amount received by Landlord as damages for the part of the Leased Premises so taken. "Amount received by Landlord" Shall mean that part of the award in condemnation which is free and clear to Landlord of any collection by mortgage lenders for the value of the diminished fee.

          13.3 Landlord's Option to Terminate. If more than twenty percent (20%) of the Building shall be taken as aforesaid, Landlord may, by written notice to Tenant, terminate this Lease. If this Lease is terminated as provided in this Section, rent shall be paid up to the day that possession is so taken by public authority and Landlord shall make an equitable refund of any rent paid by Tenant in advance.

          13.4 Award. Tenant shall not be entitled to and expressly waives all claim to any condemnation award for any taking, whether whole or partial and whether for diminution in value of the leasehold or to the fee, although Tenant shall have the right, to the extent that the same shall not reduce Landlord's award, to claim from the condemnor, but not from the Landlord, such compensation as may be recoverable by Tenant in its own right for damages to Tenant's business and fixtures.

          13.5 Definition. As used in this Part XIII the term "condemnation proceeding" means any action or proceeding in which any interest in the Leased Premises is taken for any public or quasi-public purpose by any lawful authority through exercise of eminent domain or right of condemnation or by purchase or otherwise in lieu thereof.

XIV. RIGHTS TO CURE

          14.1 Landlord's General Right to Cure. In the event of breach, default, or noncompliance hereunder by Landlord, Tenant shall, before exercising any right or remedy available to it, give Landlord written notice of the claimed breach, default, or noncompliance. If prior to its giving such notice Tenant has been notified in writing (by way of notice of Assignment of Rents and Leases, or otherwise) of the address of a lender which has furnished any of the financing referred to in Part XV hereof, concurrently with giving the aforesaid notice to Landlord, Tenant shall, by certified mail, return receipt requested, transmit a copy thereof to such lender. For the thirty (30) days following the giving of the notice(s) required by the foregoing portion of this section (or such longer period of time as may be reasonably required to cure a matter which, due to its nature, cannot reasonably be rectified within thirty (30) days, Landlord shall have the right to cure the breach, default, or noncompliance involved. If Landlord has failed to cure a default within said period, any such lender shall have an additional thirty (30) days within which to cure the same or, if such default cannot be cured willful that period, such time as may be necessary if within such thirty (30) day period said lender has commenced and is diligently pursuing the actions or remedies necessary to cure the breach default, or noncompliance involved (including, but not limited to, commencement and prosecution of proceedings to foreclose or otherwise exercise its rights under its mortgage or other security instrument, if necessary to effect such cure), in which event this Lease shall not be terminated by Tenant so long as such actions or remedies are being diligently pursued by said lender.

          14.2 Tenant's General Right to Cure. In the event of breach, default, or noncompliance hereunder by Tenant, other than a payment breach, Landlord shall before exercising any right or remedy available to it, give Tenant written notice of the claimed breach, default, or noncompliance. For the thirty (30) days following the giving of the notice required by the foregoing portion of this section (or such longer period of time as may be reasonably required to cure a matter which, due to its nature, cannot reasonably be rectified within thirty (30) days, Tenant shall have the right to cure the breach, default, or noncompliance involved.

          14.3 Mechanic's Lien. Should any mechanic's or other lien be filed against the Leased Premises or any part thereof by reason of Tenant's acts or omissions or because of a claim against Tenant, Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within ten (10) days after notice by Landlord.

XV. FINANCING; SUBORDINATION

          15.1 Subordination, Tenant acknowledges that it might be necessary for Landlord or its successors or assigns to secure mortgage loan financing or refinancing affecting the Leased Premises. Tenant also acknowledges that the lender interested in any given loan may desire that Tenant's interest under this Lease be either superior or subordinate to the mortgage then held or to be taken by said Lender. Accordingly, Tenant agrees that at the request of Landlord at any time and from time to time Tenant shall execute and deliver to Landlord an instrument, in form reasonably acceptable to Landlord, whereby Tenant subordinates its interest under this Lease and in the Leased Premises to any first mortgage or deed of trust covering the Leased Premises (a "Mortgage"); provided, however, that any such instrument or subordination executed by Tenant shall provide that so long as Tenant continues to perform all of its obligations under this Lease its tenancy shall remain in full force and effect notwithstanding Landlord's default in connection with the Mortgage concerned or any resulting foreclosure or sale or transfer in lieu of such proceedings. Tenant shall not subordinate its interests hereunder or in the Leased Premises to any lien or encumbrance other than the Mortgages described in and specified pursuant to this
     Section 15.1 without the prior written consent of Landlord and of the lender interested under each Mortgage then affecting the Leased Premises. Any such unauthorized subordination by Tenant shall be void and of no force or effect whatsoever.

          15.2 Amendment. Tenant recognizes that Landlord's ability from time to time to obtain construction, acquisition, standing, and/or permanent mortgage loan financing for the Building and/or the Leased Premises may in part be dependent upon the acceptability of the terms of this Lease to the lender concerned. Accordingly, Tenant agrees that from time to time it shall, if so requested by Landlord and if doing so will not substantially and adversely affect Tenant's economic interests hereunder join with Landlord in amending this Lease so as to meet the needs or requirements of any lender which is considering making or which has made a loan secured by a Mortgage affecting the Leased Premises.

          15.3 Attornment and Non-Disturbance. Any sale, assignment, or transfer of Landlord's interest under this Lease or in the Leased Premises including any such disposition resulting from Landlord's default under a Mortgage,, shall be subject to this Lease and also Tenant shall attorn to Landlord's successor and assigns and shall recognize such successor or assigns as Landlord under this Lease, regardless of any rule of law to the contrary or absence of privity of contract, Landlord shall as soon as reasonably possible provide Tenant a non-disturbance agreement from any and all existing lenders or lien homers on the Property.

          15.4 Financial information. As a condition to Landlord's acceptance of this Lease, Tenant shall provide financial information sufficient to verify to Landlord the financial condition of Tenant. Tenant hereby represents and warrants that none of such information contains or will intentionally contain any untrue statement of material fact, nor will such information intentionally omit any material fact necessary to make the statements contained therein misleading or unreliable.

XVI. EVENTS OF DEFAULT; REMEDIES OF LANDLORD

          16.1 Default by Tenant. Upon the occurrence of any of the following events, Landlord shall have the remedies set forth in Section 16.2:

          (a) Tenant fails to pay any installment of Basic Annual Rent or Additional Rent or any other sum due hereunder within ten (10) days after Tenant receives written notice of rent due.

          (b) Tenant fails to perform any other term, condition, or covenant to be performed by it pursuant to this Lease within ten (10) days after written notice of such default shall have been given to Tenant by Landlord or, if cure would reasonably require more than ten (10) days to complete, if Tenant fails to commence performance within the ten (10) day period or fails diligently to pursue such cure to completion.

          (c) Tenant of this Lease shall become bankrupt or insolvent or file any debtor proceedings or have taken against such party in any court pursuant to state or federal statute, a petition in bankruptcy or insolvency, reorganization, or appointment of a receiver or trustee; or Tenant petitions for or enters into an arrangement; or suffers this Lease to be taken under a writ of execution.

          16.2 Remedies. In the event of any default by Tenant hereunder, Landlord may at any time, without waiving or limiting any other right or remedy available to it, terminate Tenant's rights under this Lease by written notice, reenter and take possession of the Leased Premises by any lawful means (with or without terminating this Lease), or pursue any other remedy allowed by law. Tenant agrees to pay to Landlord the cost of recovering possession of the Leased Premises, all costs of reletting, and all other costs and damages arising out of Tenant's default, including attorneys' fees. Notwithstanding any reentry, the liability of Tenant for the rent reserved herein shall not be extinguished for the balance of the Term, and Tenant agrees to compensate Landlord upon demand for any deficiency arising from reletting the Leased Premises at a lesser rent than applies under this Lease; provided however, Landlord has a duty to diligently pursue a re-let of the Premises and diligently and in good faith take such other action to mitigate Landlord's damages.

          16.3 Past Due Sums; Penalty. If Tenant fails to pay, when the same is due and payable, any Basic Annual Rent, Additional Rent, or other sum required to be paid by it hereunder, such unpaid amounts shall bear interest from the due date thereof to the date of payment at a fluctuating rate equal to two percent (2%) per annum above the prime rate of interest charged by First Security Bank of Utah, Salt Lake City, Utah, In addition thereto, Tenant shall pay a sum of two and one half percent (2.5%) of such unpaid amount as a service fee. Notwithstanding the foregoing, however, Landlord's right concerning such interest and service fee shall be limited by the maximum amount which may properly be charged by Landlord for such purposes under applicable law and shall not be compounded and shall not be compounded.

XVII. PROVISIONS APPLICABLE AT TERMINATION OF LEASE

          17.1 Surrender of Premises. At the expiration of this Lease, except for changes made by Tenant that were approved by Landlord, Tenant shall surrender the Leased premises in the same condition, less reasonable wear and tear, as they were in upon delivery of possession or Commencement Date thereto under this Lease and shall deliver all keys to Landlord. Before surrendering the Leased Premises, Tenant shall remove all of its personal property and trade fixtures and such property or the removal thereof shall in no way damage the Leased Premises, and Tenant shall be responsible for all costs, expenses and damages incurred in the removal thereof. If Tenant fails to remove its personal property and fixtures upon the expiration of this Lease, the same shall be deemed abandoned and shall become the property of Landlord.

          17.2 Holding Over. Any holding over after the expiration of the term hereof or of any renewal term with the prior written consent of Landlord shall be construed to be a tenancy month to month at 110% of the rate then in effect as Landlord may designate and on the terms herein specified so far as possible.

XVIII. ATTORNEYS' FEES

     In the event that at any time during the term of this Lease either Landlord or the Tenant institutes any action or proceeding against the other relating to the provisions of this Lease or may default hereunder, then the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses of such action including reasonable attorneys' fees, incurred therein by the successful party.

XIX. ESTOPPEL CERTIFICATE

          19.1 Landlord's Right to Estoppel Certificate. Tenant shall, within fifteen (15) days after Landlord's request, execute and deliver to Landlord a written declaration, in form and substance similar to Exhibit "D", in recordable form: (1) ratifying this Lease; (2) expressing the Commencement Date and expiration date hereof; (3) certifying that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing as shall be stated); (4) that all conditions under this Lease to be performed by Landlord have been satisfied; (5) that there are no defenses or offsets against the enforcement of this Lease by the Landlord, or stating those claimed by Tenant; (6) the amount of advance rental, if any, (or none if such is the case) paid by Tenant; (7) the date to which rental has been paid; (8) the amount of security deposited with Landlord;

     and (9) such other information as Landlord may reasonably request. Landlord's mortgage lenders and/or purchasers shall be entitled to rely upon such declaration.

          19.2 Effect of Failure to Provide Estoppel Certificate. Tenant's failure to furnish any Estoppel Certificate within fifteen (15) days after request therefor shall be deemed a default hereunder and moreover, it shall be conclusively presumed that: (a) this Lease is in full force and effect without modification in accordance with the terms set forth in the request;
     (b) that there are no unusual breaches or defaults on the part of the Landlord; and (c) no more than one (1) month's rent has been paid in advance.

XX. COMMON AREAS

          20.1 Definition of Common Areas. "Common Areas" means all areas, space, equipment and special services provided for the joint or common use and benefit of the tenants or occupants of the Building and Property or portions thereof, and their employees, agents, servants, patients, customers, and other invitees (collectively referred to herein as "Occupants") including without limitation, parking, access roads, driveways, retaining walls, landscaped areas, serviceways, loading docks, pedestrian walks; courts, stairs, ramps, and sidewalks; common corridors, rooms and restrooms; air-conditioning, fan, janitorial, electrical and telephone rooms or closets; and all other areas within the Building which are not specified for exclusive use or occupancy by Landlord or any tenant (whether or not they are leased or occupied).

          20.2 License to Use Common Areas. The Common Areas shall be available for the common use of all Occupants and shall be used and occupied under a revocable license. If any such license shall be revoked, or if the amount of such areas shall be changed or diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent nor shall revocation or diminution of such areas be deemed constructive or actual eviction. All Common Areas shall be subject to the exclusive control and management of Landlord. Landlord shall have the right to construct, maintain and operate lighting and other facilities on all said areas and improvements; to police the same; to change the area, level, location, and arrangement of parking areas and other facilities; to restrict parking by tenants, their officers, agents, and employees; to close all or any portion of said areas or facilities to such extent as may be legally sufficient to prevent a dedication thereof or the accrual of any right to any person or the public therein; and to close temporarily all or any portion of the parking areas or facilities to discourage non-occupant parking. Landlord shall operate and maintain the Common Areas in such manner as Landlord in its discretion shall determine, shall have full right and authority to employ and discharge all personnel with respect thereto, and shall have the right, through reasonable rules, regulation, and/or restrictive covenants promulgated by it from time to time, to control use and operation of the Common Areas in order that the same may occur in a proper and orderly fashion.

          20.3 Parking. Automobiles of Tenant and all Occupants (as defined above) associated with Tenant shall be parked only within parking areas not otherwise reserved by Landlord. Landlord or its agents shall, without any liability to Tenant or its Occupants, have the right to cause to be removed any automobile that may be wrongfully parked in a prohibited or reserved parking area, and Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, losses, demands, damages and liabilities asserted or arising with respect to or in connection with any such removal of an automobile. Tenant shall from time to time, upon request of Landlord, supply Landlord with a list of license plate numbers of all automobiles owned by Tenant or its day-to-day Occupants.

XXI. SIGNS, AWNINGS, AND CANOPIES

     Tenant shall have the right to install an exterior sign on the Building subject to Landlord's approval which shall not be unreasonably withheld. Tenant shall be entitled to maintain its exterior signage on the Building consistent with City ordinances. All interior signage shall conform to the rules and regulations established for the Building. Landlord shall notify Tenant of any unconforming signage. If not corrected within thirty (30) days, Landlord may, at Tenant's cost, and without liability to Tenant, enter the Leased Premises and remove any item erected in violation of this Section. Tenant further agrees to maintain such sign, awning, canopy, decoration, lettering, advertising matter, or other things, as may be approved, in good condition and repair at all times.

XXII. MISCELLANEOUS PROVISIONS

          22.1 No Partnership. Landlord does not by this Lease,, in any way or for any purpose, become a partner or joint venturer of Tenant in the conduct of its business or otherwise.

          22.2 Force Majeure. Landlord shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from so doing by cause or causes beyond Landlord's control, including labor disputes, civil commotion, war, governmental regulations or controls, fire or other casualty, inability to obtain any material or service, or acts of God.

          22.3 No Waiver. Failure of Landlord to insist upon the strict performance of any provision or to exercise any option hereunder shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived unless such waiver be in writing signed by Landlord.

          22.4 Notice. Any notice, demand, request, or other instrument which may be or is required to be given under this Lease shall be delivered in person or sent by United States certified or registered mail, postage prepaid and shall be addressed (a) if to Landlord, at the place specified for payment of rent, which is set forth below, and (b) if to Tenant, either at the Leased Premises or at any other current address for Tenant which is known to Landlord, including the address set forth below. Either party may designate such other address as shall be given by written notice.

     Landlord:           Trolley Corners Partnership
                         c/o Trollco Properties Inc.
                         515 South 700 East, Suite 1A
                         Salt Lake City, Utah 84102
                         (801) 364-7231
                         Fax (801) 364-7249

     Tenant:             Simmons Media Group, Inc.
                         515 South 700 East, Suite 1C
                         Salt Lake City, Utah 84111
                         (801)_______________________
                         Fax (801)___________________

          22.5 Captions; Attachments; Defined Terms:

          (a) The captions to the section of this Lease are for convenience of reference only and shall not be deemed relevant in resolving questions of construction or interpretation under this Lease.

          (b) Exhibits referred to in this Lease, and any addendums and schedules attached to this Lease shall be deemed to be incorporated in this Lease as though part thereof.

          22.6 Recording. Tenant may not record this Lease or a memorandum thereof without the written consent of Landlord, which consent shall not be unreasonably withheld. Landlord, at its option and at any time, may file this Lease for record with the Recorder of the County in which the Building is located.

          22.7 Partial Invalidity. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstance, other than those as to which it is held invalid shall not be affected thereby and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

          22.8 Broker's Commissions. Tenant represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with this Lease other than GVA Business Properties Group and The Boyer Company and agrees to indemnify Landlord against and hold it harmless from all liabilities arising from such claims, including any attorneys' fees connected therewith.

          22.9 Tenant Defined: Use of Pronouns. The word "Tenant" shall be deemed and taken to mean each and every person or party executing this document as a Tenant herein. If there is more than one person or organization set forth on the signature line as the Tenant, the liability hereunder shall be joint and several. If there is more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

          22.10 Provisions Binding, Etc.. Except as otherwise provided, all provisions herein shall be binding upon and shall inure to the benefit of the parties, their legal representative, heirs, successors, and assigns. Each provision to be performed by Tenant shall be construed to be both a covenant and a condition, and if there shall be more than one Tenant, they shall all be bound, jointly and severally, by such provisions. In the event of any sale or assignment (except for purposes of security or collateral) by Landlord of the Building, the Leased Premises, or this Lease, Landlord shall, from and after the Commencement Date (irrespective of when such sale or assignment occurs), be entirely relieved of all of its obligations hereunder.

          22.11 Entire Agreement, Etc.. This Lease and the Exhibits, Riders, and/or Addenda, if any, attached hereto, constitute the entire agreement between the parties. Any guaranty attached hereto is an integral part of this Lease and constitutes consideration given to Landlord to enter in this Lease. Any prior conversations or writings are merged herein and extinguished. No subsequent amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed. Submission of this Lease for examination does not constitute an option for the Leased Premises and becomes effective as a lease only upon execution and delivery thereof by Landlord to Tenant. If any provision contained in the rider or addenda is inconsistent with a provision in the body of this Lease, the provision contained in said rider or addenda shall control. It is hereby agreed that this Lease contains no restrictive covenants or exclusives in favor of Tenant. The captions and Section numbers appearing herein are inserted only as a matter of convenience and are not intended to define, limit, construe, or describe the scope or intent of any section or paragraph.

          22.12 Governing Law: The interpretation of this Lease shall be governed by the laws of the State of Utah. Tenant hereby expressly and irrevocably agrees that Landlord may bring any action or claim to enforce the provisions of this Lease in the State of Utah, County of Salt Lake, and the Tenant irrevocably consents to personal jurisdiction in the State of Utah for the purposes of any such action or claim. Tenant further irrevocably consents to service of process in accordance with the provisions of the laws of the State of Utah. Nothing herein shall be deemed to preclude or prevent Landlord from bringing any action or claim to enforce the provisions of this Lease in any other appropriate place or forum.

          22.13 Recourse by Tenant. Anything in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of Landlord in the land, Buildings and Improvements thereto, and subject to prior rights of any mortgagee, for the collection of any judgment (or other judicial process) requiting the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants, and conditions of this Lease to be observed and/or performed by Landlord, and no other assets of Landlord or any of its partners, shareholders, successors, or assigns shall be subject to levy, execution, or other procedures for the satisfaction of Tenant's remedies.

          22.14 Choice of Law. This Lease shall be governed by and construed in accordance with the laws of the State of Utah.

          22.15 First Right of Refusal. If, prior to the expiration or sooner termination of this Lease, any space adjoining the Premises becomes vacant and available for lease during this Lease term, Landlord shall notify Tenant of its availability in writing and Tenant shall have (30) days from the date of Landlord's notice to Tenant to advise Landlord in writing that Tenant accepts such space offered in its present condition, and agrees that it shall become a part of the Premises. Failure by Tenant to notify Landlord within the time specified shall constitute Tenant's waiver of its right to add such space to its Premises. The Base Right for the space offered and the approximate dates possession is to be delivered shall be included in Landlord's notice to Tenant. Tenant's obligation to commence payment of Base Rent shall occur on the earlier of the date possession is delivered to Tenant by Landlord or when Tenant occupies all or a portion of such space and continues until the expiration or sooner termination of this Lease.

          Any additional rental obligation of Tenant contained in this Lease and based upon the relationship of area of the Premises to the rentable area of the Building shall be adjusted to reflect the increase in the area of the Premises. Prior to delivery of possession, Tenant shall execute an amendment to this Lease reflecting the addition to the Premises, the additional Base Rental, the change in ratio of the Premises to the Building area and any other revisions necessary because of such additional space being added to the additional Premises. All other terms and conditions of this Lease shall apply to the additional Premises.

          22.16 Expansion Space. Tenant shall lease the approximate 2,637 usable square foot space shown on Exhibit "B" upon the same terms and conditions as contained in this Lease beginning July 1, 2003. Landlord shall notify Tenant in writing if the space becomes available sooner than July 2003, and Tenant shall have sixty (60) days to move into the space before rent commences. An additional ten (10) parking spaces shall be added to Tenant's non-exclusive parking rights when the space becomes part of the Leased Premises. Furthermore, Landlord shall provide a $16.00 per square foot allowance for tenant improvement work performed by Tenant in the expansion space.

          22.17 Option to Extend. Landlord hereby grants to Tenant the right and option to extend this Lease for two (2) periods of five (5 years each on the same terms and conditions as contained herein; provided, however, that the rent applicable during each such option period shall be adjusted as of the beginning of each such option period (the "Option Date") as follows:

          (a) Average Market Rate. At least ninety (90) days prior to the applicable Option Date, Landlord and Tenant shall, in good faith and using reasonable diligence, determine the average market leasing rate (including market rent concessions, cash allowances, tenant improvement allowances, and all other concession being offered to tenants) per rentable square foot of the Leased Premises (the "Average Market Rate") then existing for potential tenants for like office space of buildings of similar quality to the Building in Salt Lake City, Utah (the "Comparable Buildings"). Landlord and Tenant shall take into consideration location of each such building and the market appeal of each such building in determining which buildings then existing are of similar quality to the Building. If Landlord and Tenant fail to agree upon the Average Market Rate at least ninety (90) days prior to the Option Date, then Landlord and Tenant shall attempt to agree, in good faith, upon a single appraiser not later than seventy-five (75) days prior to the Option Date. If Landlord and Tenant are unable to agree upon a single appraiser within such time period, then Landlord and Tenant shall each appoint one appraiser not later than sixty-five (65) days prior to the Option Date. Within ten (10) days thereafter, the two appointed appraisers shall appoint a third appraiser. If either Landlord or Tenant shall fail to appoint its appraiser within the prescribed time period, the single appraiser appointed shall determine the Average Market Rate for the Lease Premises. If both parties shall fail to appoint appraisers within the prescribed time periods, then the first appraiser thereafter selected by either party shall determine the Average Market Rate for the Leased Premises. Each party shall bear the cost of its own appraiser and the parties shall share equally the costs of the single or the third appraiser if applicable. Each appraiser selected pursuant hereto shall have at least five (5) years experience in appraising commercial real property comparable to the Building in Salt Lake County, Utah. Unless a single appraiser is chosen, the Average Market Rate for the Leased Premises shall be the arithmetic average of the two (2) of the three (3) appraisals which are closest in amount, and the third appraisal shall be disregarded, Landlord ad Tenant shall instruct the appraiser(s) to complete their determination of Average Market Rate not later than thirty (30) days prior to the Option Date. If the Average Market Rate is not determined prior to the Option Date, then Tenant shall continue to pay to Landlord the rent applicable to the Leased Premises immediately prior to such additional term until the Average Market Rate is determined. When the Average Market Rate of the Leased Premises is determined, Landlord shall deliver notice thereof to Tenant and Tenant shall pay to Landlord within ten (10) days affix receipt of such notice the difference between the rent actually paid by Tenant to Landlord and the new rental determined hereunder. Notwithstanding the foregoing, in the event that the Average

     Market Rate is less than eighty percent (80%) of the rent applicable to the Leased Premises immediately prior to the Option Date, Landlord shall have the right to terminate this Lease by written notice to Tenant within five
     (5) days of the determination of the Average Market Rate, such termination to become effective six (6) months following the date of such notice to Tenant. During the six (6) month additional period, Tenant shall continue to pay Landlord the rent applicable to the Leased Premises immediately prior to such additional term.

          (b) Exercise. Between the twelfth (12th) and seventh (7th) months prior to the expiration of the then-current term, Landlord shall give Tenant written notice reminding Tenant that Tenant must exercise its option to extend at least six (6) months prior to the expiration of such current term (the "Reminder Notice"). Tenant shall exercise the option to extend by giving Landlord written notice thereof at least six (6) month prior to the expiration of such current term; provided, that if Landlord fails to timely give the Reminder Notice to Tenant, and if Tenant fails to timely give Landlord written notice exercising the option to extend, then Landlord shall give Tenant written notice that such option to extend has not been exercised, and Tenant then shall have an additional thirty (30) days after receiving Landlord's notice during which to exercise such option to extend by giving Landlord written notice thereof within that additional thirty
     (30) day period.

          22.18 Satellite Dishes. Landlord shall lease to Tenant at no additional charge the ground indicated and shown on Exhibit "G" attached hereto for the propose of installing Tenant's satellite dishes and communication equipment. Any improvements shall be at Tenant's sole cost and expense and shall be in accordance with all applicable codes.

          22.19 Option to Terminate, Landlord grants Tenant the option to terminate this Lease provided the Lease is in full force and effect as of the one hundred twentieth (120th) month of the lease term by giving Landlord written notice of its intent to terminate on or before the one hundred eighth (108th) month of the initial fifteen (15) year term. Tenant shall pay Landlord as consideration Landlord's unamortized costs in the amount of Two Hundred Fifty Thousand and no/100 Dollars ($250,000.00).

          IN WITNESS WHEREOF, the Landlord and Tenant have executed this Lease on the date first set forth above.

                                     LANDLORD:    TROLLEY CORNERS PARTNERSHIP,
                                                  A UTAH GENERAL PARTNERSHIP, BY
                                                  ITS GENERAL PARTNER, TROLLCO
                                                  PROPERTIES, INC.

                                                  By: /s/ JERRY M. PLACE
                                                     --------------------------
                                                          Jerry M. Place
                                                          President

                                     TENANT:      SIMMONS MEDIA GROUP, INC., A
                                                  UTAH CORPORATION
                                                  By: /S/  DAVID E. SIMMONS
                                                     --------------------------
                                                  Its: PRESIDENT
                                                       ------------------------

                                     NOTARY

STATE OF UTAH        )
                     ) ss
COUNTY OF SALT LAKE  )

     On this 10TH day of SEPTEMBER, 1999, personally appeared before me JERRY M. PLACE, who duly acknowledged that he executed the foregoing Lease as the PRESIDENT of TROLLEY CORNERS PARTNERSHIP, A UTAH GENERAL PARTNERSHIP, BY ITS GENERAL PARTNER, TROLLCO PROPERTIES, INC.

My commission Expires:                        /s/ GARTH T. BUNKER
      8/1/00                                  ----------------------------------
 ----------------                             Notary Public
                                              Residing at SALT LAKE COUNTY

                                              [Notary Seal]

STATE OF UTAH        )
                     ) ss
COUNTY OF SALT LAKE  )

     This foregoing instrument was acknowledged before me this      day of
                                                               ----
             , 1999, by                         , the manager of
------------            ------------------------                 ---------------
                             , a                   limited liability company.
-----------------------------    ------------------

    My Commission Expires:
                                              ----------------------------------
                                              Notary Public
            4/28/01                           Residing at
--------------------------                               -----------------------

STATE OF UTAH        )
                     ) ss
COUNTY OF  SALT LAKE )

     On this 9 day of SEPTEMBER, 1999, personally appeared before me, one of the signers of the foregoing Lease, who duly acknowledged to me that he executed the same.

My Commission Expires:                        /s/ NANCY NAPPI
                                              ----------------------------------
APRIL 1, 2002                                 Notary Public
------------------------
                                              Residing at   1273 W. Koradine Dr.
                                                            SO. JORDAN, UTAH
                                                         -----------------------

                                              [Notary Seal]

STATE OF                            )
         ---------------------------
                                    ) ss
COUNTY OF                           )
         ---------------------------


     On this            day of                                     , 199     ,
             -----------       ------------------------------------     -----
personally appeared before me,                                who duly
                              -------------------------------
acknowledged to me that he executed the foregoing Lease as one of the
                                                                      ----------
Partners in                                   ,a
           -----------------------------------  --------------------------------
Partnership.

My commission Expires:
                                              ----------------------------------
------------------------                      Notary Public
                                              Residing at
                                                         -----------------------


STATE OF                             )
         ---------------------------
                                     ) ss
COUNTY OF                            )
         ---------------------------

On this            day of                            , 199     , personally
        -----------       ---------------------------     -----
appeared before me                                      , and
                  --------------------------------------     -------------------
,who being duly sworn, did say that they are the
                                                ------------------------------
 and                                respectfully, of
     -------------------------------                ----------------------------
, a                                    Corporation, and that said instrument was
    -----------------------------------
signed in behalf of said corporation by authority of its by-laws or a resolution
of its Board of Directors, and said                             and
                                   -----------------------------    ------------
          acknowledged that said corporation executed the same.
---------


My Commission Expires:
                                              ----------------------------------
----------------------------                  Notary Public
                                              Residing at
                                                         -----------------------

                                   EXHIBIT "A"

                          LEGAL DESCRIPTION OF PROPERTY

TROLLEY CORNERS

     TROLLEY CORNERS is situated in the City of Salt Lake, Salt Lake County, State of Utah, and is described as follows:

     Beginning at the northwest corner of Lot 5, Block 26, Plat "B" Salt Lake City Survey running; thence East 330.0 feet; thence South 202.12 feet; thence East 60.0 feet; thence South 37.13 feet; thence West 60.0 feet; thence South
99.0 feet to a point 8.25 feet South of the Southeast corner of Lot 4, Block 26, Plat "B", Salt Lake City Survey; thence West 177.0 feet; thence North 90.75 feet; thence West 153.0 feet; thence North 247.50 feet to the point of the beginning.

                                   EXHIBIT "B"

                            PLANS OF LEASED PREMISES

               EXHIBIT "B" TO BE PROVIDED FOLLOWING COMPLETION OF

                       ARCHITECTURAL CONCEPTUAL DRAWINGS.

                                   EXHIBIT "C"

                                   WORK LETTER

                        CONSTRUCTION AND/OR FINISHING OF
                         IMPROVEMENTS TO LEASED PREMISES

     In accordance with the provisions of the body of the Lease to which this Exhibit "C" is attached, the improvements to the Leased Premises shall be constructed and/or finished (as the case may be) in the manner described, and upon all of the terms and conditions contained in the following portion of this Exhibit "C".

I. GENERAL DESCRIPTION OF WORK:

     A. LANDLORD'S CONSTRUCTION OBLIGATION: Landlord's Construction Obligation respecting improvements to the Leased Premises shall consist of the following described items or elements of work (where more than one type of material, structure, or method is indicated, Landlord shall have the option of selecting or employing any thereof):

          1. STRUCTURAL:

               (a) FRAME: The building shall be of steel or concrete frame, reinforced concrete, or bearing wall construction designed in accordance with the applicable building code.

               (b) EXTERIOR WALLS: Insulated exterior walls of the building shall be of masonry, concrete, or such other material(s) as may be selected by Landlord's architect.

               (c) FLOOR: Floor shall be of concrete slab.

          2. BASE BUILDING: The Landlord shall provide the Tenant the following as part of the base building shell and parking: Landscaping, site identification, stairwells, mechanical rooms, and janitorial closets on Leased Premise floors.

          3. UTILITIES:

               (a) WATER AND SEWER: Water and sewer service shall be furnished to the toilet rooms on the floors of the Leased Premises.

               (b) ELECTRICITY: Electrical service shall be provided to panel on the floors of the Leased Premises.

          4. HEATING, AIR CONDITIONING, AND SPRINKLERS:

               (a) AIR CONDITIONING AND HEATING: HVAC trunk lines shall be provided to the floor area. No distribution or controls shall be provided by Landlord.

               (b) SPRINKLERS: Automatic sprinkler system, if and to the extent required by the applicable code, shall be installed in the Leased Premises.

          5. DEMOLITION: Landlord shall demolish the existing interior walls, ceilings, etc., as indicated on Valentiner's demolition plans.

     B. TENANT'S CONSTRUCTION OBLIGATION: The work to be performed by Landlord in satisfying its obligations respecting construction improvements to the Leased Premises shall be limited to that described in the foregoing Section. All other items or elements of work shall be provided by Tenant at Tenant's expense. Such other work shall constitute Tenant's Construction Obligation respecting improvements to the Leased Premises and shall include, but not necessarily be limited to, the purchase, installation, and/or performance (as the case may be) of the following described items or elements of work:

          1. ELECTRIC FIXTURES AND EQUIPMENT: All electrical work and distribution from panel:

          2. TELEPHONE: All arrangements for telephone service and all conduits for telephone wires in the Leased Premises.

          3. UTILITY METERS: All meters necessary to separately measure electricity, water, and gas consumption in the Lease Premises.

          4. WALLS: All interior partitioning and drywall on all party or the walls surrounding the Leased Premises.


          5. DOORS: All interior doors and door frames.


          6. FLOOR COVERING: All floor covering and floor materials other than concrete.

          7. ALARM SYSTEM: Any alarm systems or other protective devices.

          8. DEMISING WALLS: Demising walls (i.e., walls dividing the Leased Premises for areas, if any, in the same building occupied by other lessees) shall be of wood frame, steel stud, or masonry.

          9. SPECIAL PLUMBING AND WATER HEATER: All extra plumbing (either roughing-in or fixtures) required for Tenant's special needs and any water heater required.

          10. SPECIAL VENTILATION: All ventilation and related equipment not installed under Landlord's Construction Obligation.

          11. SPECIAL EQUIPMENT: All special equipment such as conveyors, lifts, etc.

          12. PAINTING: All interior painting.

          13. CEILING: The following shall be furnished and installed: suspended type ceiling using pre-formed panels; drywall blown acoustical tile ceilings; light coves and specially hung or furred ceiling.

          14. HEATING AND AIR CONDITIONING: All ducting distribution and controls.

          15. RESTROOMS: Restrooms or elevators within the Premises.

          16. SIGNAGE: All exterior and interior signage.

          17. SIDEWALK: Sidewalk or entrances exclusive to Tenant's Premises.

II. PLANS

     A. LANDLORD'S PLANS: To the extent that the same has not heretofore occurred, Landlord shall furnish, construct and install the items and elements comprising Landlord's Construction Obligation substantially in accordance with the plans, specifications, and working drawings applicable thereto (hereinafter referred to as "Landlord's Plans") prepared by the architectural firm of Valentiner & Associates as Landlord's Plans may be changed or modified from time to time.

     B. TENANT'S PLANS: Landlord and Tenant shall collaborate in preparation of complete plans and specifications (hereinafter referred to as "Tenant's Plans") detailing the item and elements comprising Landlord's Construction Obligation and Tenant's Plans. Tenant shall then proceed promptly to prepare Tenant's Plans and shall submit such Plans to Landlord for written approval (not to be unreasonably withheld.) The approval by Landlord of Tenant's plans for work to be performed on the Demised Premises, whether by Landlord or Tenant, shall in no way create any responsibility or liability on the part of Landlord for their completeness, design sufficiency or compliance with any and all laws, rules and regulations of federal, state, county and municipal agencies or authorities. Any objections by Landlord and the reason therefore shall be given to Tenant's Plans as proposed, If Tenant fails within forty-five (45) days after receiving the necessary information from Landlord to furnish to Landlord Tenant's Plans as proposed, Landlord shall have the right to terminate the Lease upon written notice to Tenant (without prejudice to any right Landlord may have against Tenant for damages arising out of Tenant's failure).

III. CONSTRUCTION

     A. COMPLETION BY LANDLORD: To the extent that the same has not heretofore occurred, Landlord shall construct and complete all the items or elements or work entering into Landlord's Construction Obligation as soon as reasonably possible, but in no event later than four (4) months after the date of the Lease. In the event Landlord's Construction Obligations have not been fulfilled upon the expiration of said four (4) month period, Tenant shall have the right to exercise any right or remedy available to it under applicable law, except that under no circumstances shall Landlord be liable to Tenant for any incidental or consequential loss or damage to Tenant resulting from delay in construction. All of the items or elements of work entering into Landlord's Construction Obligation shall be furnished, constructed, and installed substantially in accordance with those portions or Tenant's Plans applicable thereto. Tenant agrees that by entering into possession of the Leased Premises pursuant to the following Section B Tenant will have thereby accepted all of the construction work performed by Landlord and will have thereby accepted the Leased Premises in their then condition and hereby waives any claim against Landlord thereafter arising out of the condition of improvements to the Leased Premised. Landlord shall not be liable for any latent, patent, or observable defects in such improvements after such acceptance by Tenant. Landlord does, however, warrant the work performed hereunder by Landlord against latent defects discovered at any time during the one (1) year period following the time of such acceptance by Tenant.

     B. CONSTRUCTION BY TENANT: At such time as construction has progressed to a suitable point, Landlord, or Landlord's architect or supervising contractor, shall notify Tenant in writing that work on the items or elements entering into Tenant's Construction Obligation may begin. Upon receipt of such notice Tenant shall promptly commence and thereafter shall diligently pursue to completion all of the matters entering into Tenant's Construction Obligation and such matters shall be performed or accomplished in accordance with the applicable law, in a good and workmanlike manner, by contractors approved in writing by Landlord, and in such manner as to maintain harmonious and suitable labor relations and working conditions. Tenant shall timely obtain all licenses or permits required for the work performed by Tenant.

     Tenant shall, at Landlord's request, furnish Landlord with a bond or bonds assuring payment to all those furnishing labor, materials, or services in connection with Tenant's Construction Obligation. Any work or change which Tenant desires to accomplish and which is not reflected by Tenant's Plans shall be subject to Landlord's prior written approval (not to be unreasonably withheld). Upon completion of Tenant's Construction Obligation, Tenant shall furnish to Landlord a complete set of "as built" plans and specifications for the items and elements entering into Tenant's Construction Obligation.

     C. INTERRELATIONSHIP OF WORK: In performing its Construction Obligation. Tenant shall comply with all directions of Landlord or Landlord's contractor so as to coordinate its construction activities with those being pursued by others (whether on the Leased Premises or elsewhere in the Building, and whether by Landlord or by other tenants). Any improvements or items of equipment installed by Tenant which are to be visible from outside of the Leased Premises shall be finish painted by Tenant in accordance with Landlord's standard paint schedule. All work performed by Tenant shall leave Landlord's structure as strong or stronger than original design and with finishes unimpaired. Any roofing or flashing work accomplished by Tenant shall conform to original work and shall be performed at Tenant's expense by Landlord's roofing subcontractor who installed the original roof. Either party hereto may eliminate and inspect the work of the other at any reasonable time and shall promptly give notice of any observed defects.

          1. ROOF PENETRATIONS: Tenant agrees that neither it nor its contractors or employees will, during the construction of the Leased Premises or at any time during the term of this Lease, make or cause to be made in the roof of the Premises any penetration whatsoever without first obtaining the prior written approval from Landlord. Tenant acknowledges that Landlord may require Tenant to use Landlord's designated roofing contractor to perform or supervise any roof cuts or penetrations to which Landlord may agree or give its consent.

          In the event Tenant fails to observe this condition, Landlord may hire a roofing contractor of its choice to inspect any penetrations in the roofing material over the Demised Premises and to perform any needed modifications or corrections to the roof surface or its components in order to preserve the integrity of the roof structure. Landlord may bill Tenant for the expenses of any such roof inspection and/or repairs, plus a 20% overhead fee for such work. Tenant agrees to pay for said inspection and/or repairs immediately upon presentation of said invoice.

          2. HEATING/VENTILATING/AIR CONDITIONING DISTRIBUTION AND CONTROL WORK:
     In order to insure that the rooftop mechanical equipment, originally provided by the Landlord, will work efficiently and effectively to provide the specified heating, ventilating and/or cooling to the Leased Premises, Tenant agrees and covenants that prior to its installation of any duct work, distribution equipment, controls or other related components of the mechanical system, it will first obtain from Landlord or from Landlord's designated mechanical contractor, written approval of its plans for same.

     D. PAYMENT: Landlord shall furnish, construct, and complete all of the matters entering into Landlord's Construction Obligation at its into own cost and expense; Tenant shall furnish, construct and complete all of the matters entering Tenant's Construction Obligation at its own cost and expense. All fees of Tenant's architect or engineer shall be paid by Tenant.

     Landlord agrees to provide a Tenant Finish Allowance not to exceed $380,000.00.

     This allowance shall be provided in accordance with the following conditions:

          (i) All items of work specifically listed or implied under Tenant's Construction Obligation shall be certified complete by Tenant and invoiced by supplier;

          (ii) Any such invoices with the necessary certification shall be forwarded to the Landlord for consideration and payment;

          (iii) If such work is found to be complete as certified, Landlord shall remit to the supplier of all such certified materials and/or labor thus invoice, a total amount due within thirty (30) days.

          The above notwithstanding, Landlord shall not be obligated to remit any payment prior to its receipt of the following documents:

          1. A Certificate of Occupancy from the municipality involved;

          2. A signed copy of Exhibit "D" of this Lease as defined in Section 2.2, or an equivalent document provided by Landlord and as required by lender;

          3. A copy of Liability Insurance or Certificate of Insurance as defined in Section 11; and

          4. All copies of necessary lien waivers involved with any general or subcontractors involved with Tenant's Construction Obligation.

          All expenses arising by reason of Tenant's Construction Obligation in excess of this aggregate amount shall be borne exclusively by the Tenant.

          (iv) No personal property shall be included as part of the Tenant Finish Allowance.

                                   EXHIBIT "D"

                       ACKNOWLEDGMENT OF COMMENCEMENT DATE
                         AND TENANT ESTOPPEL CERTIFICATE


TO:                                     DATE:





     RE:
          ----------------------------------------------------------------------
          ----------------------------------------------------------------------
          ----------------------------------------------------------------------
          ----------------------------------------------------------------------
          ----------------------------------------------------------------------

Gentlemen:

     The undersigned, as Tenant. has been advised that the Lease has been or will be assigned to you as a result of your financing of the above-referenced property, and as an inducement therefor hereby confirms the following:

     1. That it has accepted possession and is in full occupancy of the Premises, that the Lease is in full force and effect, that Tenant has received no notice of any default of any of its obligations under the Lease, and that the Lease Commencement Date is
                                                         -----------------------

     2. That the improvements and space required to be furnished according to the Lease have been completed and paid for in all respects, and that to the best of its knowledge, Landlord has fulfilled all of its duties under the terms, covenants and obligations of the Lease and is not currently in default thereunder.

     3. That the Lease has not been modified, altered, or amended, and represents the entire agreement of the parties, except as follows:

          ----------------------------------------------------------------------
          ----------------------------------------------------------------------
          ----------------------------------------------------------------------
          ----------------------------------------------------------------------

     4. That there are no offsets, counterclaims or credits against rentals, nor have rentals been prepaid or forgiven, except as provided by the terms of the Lease.

     5.   That said rental payments commenced or will commence to accrue on
                            , and the Lease term expires
          ------------------                            ----------------------.
          The amount of the security deposit and all other deposits paid to
          Landlord is $                     .
                       --------------------

     6. That Tenant has no actual notice of a prior assignment, hypothecation or pledge of rents of the Lease, except:
                                                  ------------------------------
          ----------------------------------------------------------------------
          ----------------------------------------------------------------------
          --------------------------------------------------------------.

     7. That this letter shall inure to your benefit and to the benefit of your successors and assigns and shall be binding upon Tenant and Tenant's heirs, personal representatives, successors and assigns. This letter shall not be deemed to alter or modify any of the terms, covenants or obligations of the Lease.

          The above statements are made with the understanding that you will rely on them in connection with the purchase of the above-referenced property.

                                                     Very truly yours,

                                                     ---------------------------

         Date of Signature:                          By:
                           ----------------------       ------------------------

                                   EXHIBIT "E"

                        COST TO CONSTRUCT LEASED PREMISES

TENANT: SIMMONS MEDIA GROUP, INC.
DATE: AUGUST 1, 1999

SQUARE FOOTAGE; 22,273

         ITEM                                         COST ESTIMATE

1.       Building Permit                              $
                                                       -------------------------
2.       Mechanical
                                                      --------------------------
3.       Electrical
                                                      --------------------------
4.       Walls
                                                      --------------------------
5.       Doors, Frames, Hardware
                                                      --------------------------
6.       Painting
                                                      --------------------------
7.       Floorcovering
                                                      --------------------------
8.       Base
                                                      --------------------------
9.       Ceiling
                                                      --------------------------
10.      Glass
                                                      --------------------------
11.      Exterior Blinds
                                                      --------------------------
12.      Millwork/Plumbing
                                                      --------------------------
13.      Clean Up
                                                      --------------------------
14.      Contingency
                                                      --------------------------
15.      Supervision
                                                      --------------------------
16.      Architect
                                                      --------------------------
17.      Engineer
                                                      --------------------------
18.      Other
                                                      --------------------------
         Shelving
                                                      --------------------------
         Wallcovering
                                                      --------------------------
         Stain of Woodwork
                                                      --------------------------



                                 TOTAL COST            $
                                                       -------------------------

                                 LANDLORD ALLOWANCE
                                 (Section 2.3)         $      380.000,00
                                                       -------------------------

                                 TENANT CONSTRUCTION
                                 COST OBLIGATION       $
                                                       -------------------------

                                   EXHIBIT "F"

                           BUILDING STANDARD FINISHES

A.   FLOORCOVERINGS:

     1. 30 ounce face-weight carpet cut-pile on pad, color to be selected by Tenant.

     2. Designated areas to receive vinyl composite tile made by Ken Tile, Avanti type, rubber base on all walls.

B. WALLS: All interior walls shall be sheetrock 5/8" on metal studs, taped and ready for paint

C. DOORS/HARDWARE/GLASS: Doors shall be twenty-minute rated, solid core, oak veneer faced, 7' in height, 3' in width.

     Hardware shall be a one-hour rated assembly to include a closure and lock set on the hallway doors. All other doors to receive passage hardware, building standard. Exterior doors shall have heavy duty hardware.

     Door frames to be 2" face hollow metal frames; frames must comply with U.B.C. requirements for fire rating.

     All interior glass shall be wired, clear. Glass put in by Tenant shall conform to U.B.C. and C.P.S.C. requirements.

D. LEVELORS: All exterior windows to receive Levelor, Riviera window blinds, building standard color.

E. PAINT: All sheetrock interior walls and core walls to receive one coat prime, two coats Ameritone; color to be selected by Tenant.

F. PLUMBING/CABINETRY: Laminate base cabinet only with shelving; laminate color to be selected by Tenant.

G.   ELECTRICAL:

     1. 2X4 four-tube, recessed, florescent light fixtures with parabolic lens to produce a lighting level of not less than 75 foot candles lighting at desk level.

     2.   One telephone outlet per 200 square feet of usable space.

     3.   One duplex outlet per 75 square feet of usable space,

     4.   One light switch per 200 square feet of usable space.

H. HVAC: The Landlord shall provide heating, ventilation and air conditioning on a year-round basis throughout the premises and common areas. The equipment shall maintain uniform indoor temperature of 75 degrees F.D.B, in summer and 72 degrees F.D.B. in the winter. Temperature control shall be automatic and shall maintain temperature set point plus/minus 2 degrees F. AT-Stat control system with no more than 1,000 square foot exterior zones and 3,000 square foot interior zones.

     All systems shall conform to local and national codes. HVAC design and systems selected shall be submitted for review and approval by the Tenant. Approval by the Tenant does not release the Landlord from his strict responsibility to ensure furnishing design conditions as stated herein.

I.   CEILING TILE: 2x2 Acoustical tile 5/8" fissured tile.

                                   EXHIBIT "G"

                     SITE PLAN FOR A SATELLITE DISH LOCATION

               EXHIBIT "G" TO BE PROVIDED FOLLOWING COMPLETION OF
                       ARCHITECTURAL CONCEPTUAL DRAWINGS.

                          AMENDMENT TO LEASE AGREEMENT

     THIS AMENDMENT TO LEASE AGREEMENT is made and entered into this __________ day of May, 2000 by and between TROLLEY CORNERS PARTNERSHIP A UTAH GENERAL PARTNERSHIP, BY ITS MANAGING PARTNER, TROLCO PROPERTIES, INC,, hereinafter referred to as "Landlord" and SIMMONS MEDIA GROUP, INC. , A UTAH CORPORATION hereinafter referred to as "Tenant."

                                    RECITALS

     WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated September 10, 1999 pursuant to which Tenant agreed to lease that certain office space on floors one and two and basement space in the office building located at approximately 515 South 700 East, Suite 1C, Salt Lake City, Utah (the "Building"); and

     WHEREAS, Landlord and Tenant desire to amend the Lease Agreement in certain respects, more particularly verification of square footage has been performed by the architect resulting in certain changes to the Lease contained herein;

     NOW, THEREFORE, based on mutual covenants and premises hereinafter set forth, Landlord and Tenant hereby agree that the Lease Agreement is and shall be amended as follows:

     1. ARTICLE 1.1(A), DESCRIPTION OF PREMISES, The number 22,273 gross rentable square feet shall be deleted and the number 24,591 rentable square feet shall be inserted in its place.

     2. ARTICLE 1.1(D), PARKING. The number eighty five (85) parking stalls shall be deleted and the number ninety four (94) shall be inserted in its place.

     3. ARTICLE 2.2, COMMENCEMENT DATE; OBLIGATION TO PAY. The date of lease commencement agreed to by Landlord and Tenant shall be June 15, 2000, at which time the term of this Lease and Tenants obligation to pay rent hereunder shall commence.

     4. ARTICLE 2.3, CONSTRUCTION OF LEASED PREMISES. The number $380,000 shall be deleted and the number $418,040 shall be inserted in its place (tenant finish allowance).

     5. ARTICLE 3.1, BASIC ANNUAL RENT. The number Two Hundred Sixty Five Thousand Forty Eight and 70/100 Dollars ($265,048,70) shall be deleted and the number Two Hundred Ninety Two Thousand Six Hundred Thirty Two and 90/100 Dollars ($292,632,90) shall be inserted in its place.

     6. ARTICLE 4.1(C), ESTIMATED COSTS. The number 89,092 shall be deleted and the number 98,364 shall be inserted in its place.

     7. ARTICLE 4.1(D), TENANT'S PROPORTIONATE SHARE OF BASIC COSTS. The number 22,273 (numerator) shall be deleted and the number 24,591 shall be inserted in its place. Further, the number 88,807 (denominator) shall be deleted and the number 96,553 shall be inserted in its place. Tenant's pro rata share shall he 25.47%.

     8. EXHIBIT "C", ARTICLE III.D, PAYMENT. The tenant finish allowance of $380,000 shall be deleted and the new tenant finish allowance of $418,040 shall be inserted in its place.

     The Lease Agreement and this Amendment to Lease Agreement shall remain in full force and effect as therein stated except as herein modified.

     IN WITNESS WHEREOF, the Amendment to Lease Agreement has been executed as of the day and year first herein above written.

                                    LANDLORD:     TROLLEY CORNERS PARTNERSHIP A
                                                  UTAH GENERAL  PARTNERSHIP, BY
                                                  ITS MANAGING PARTNER,
                                                  TROLCO PROPERTIES, INC.

                                                  By: /s/ JERRY M. PLACE
                                                      --------------------------

                                    TENANT:       SIMMONS MEDIA GROUP, INC., A
                                                  UTAH CORPORATION

                                                  By: /s/ G. CRAIG HANSON
                                                      --------------------------
                                                  Name:  G. CRAIG HANSON
                                                       -------------------------
                                                  Title: VICE PRESIDENT
                                                       -------------------------


                                       2